For the fiscal year ended 5/31/01.
File number 811-05206
Prudential Natural Resources Fund, Inc.

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

Ia.

1.	Name of Issuer
	     W-H Energy Services

2.	Date of Purchase
	     10/10/2000

3.	Number of Securities Purchased
	     13,000

4.	Dollar Amount of Purchase
	     $214,500

5.	Price Per Unit
	     $16.50

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Morgan Stanley Dean Witter

7.	Other Members of the Underwriting Syndicate

		Credit Susse First Boston Corporation
		Morgan Stanley & Co.
		Donaldson, Lufkin & Jenrette Securities
		UBS Warburg LLC
		Simmons & Company International
		DLJdirect Inc.
		Robert W. Baird & Company
		Chatsworth Securities LLC
		First Union Securities, Inc.
		Invemed Associates, Inc.
		Jefferies & Company, Inc.
		Edward D. Jones & Co., L.P.
		PaineWebber Incorporated
		Prudential Securities
		Raymond James & Associates, Inc.
		Sanders Morris Harris Inc.









































Ib.

1.	Name of Issuer
	     Encore Acquisition Company Westport Resources
Corporation

2.	Date of Purchase
	     3/8/2001

3.	Number of Securities Purchased
	     25,100

4.	Dollar Amount of Purchase
	     $351,400

5.	Price Per Unit
	     $14.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Goldman Sachs & Co.

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		Credit Suisse First Boston Corporation
		Dain Rauscher Incorporated
		Petrie Parkman & Co., Inc.
		First Union Securities, Inc.
		Josephthal & Co. Inc.
		Prudential Securities
		Raymond James & Associates, Inc.
		Robertson Stephens Inc.
		Sanders Morris Mundy Inc.
		Stephens Inc.
		Wasserstein Perella Securities, Inc.








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